UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2011
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17190 Bernardo Center Drive San Diego, CA	92128

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 485-9840
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 14, 2011, BioMed Realty Trust, Inc. (the “Company”) entered into an underwriting agreement with UBS Securities LLC (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter 22,562,922 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The price to the public was $17.92 per share. The offering closed on November 17, 2011, and gross proceeds from the offering were approximately $404.3 million. After the closing of the offering, 153,831,024 shares of Common Stock were issued and outstanding.
The Company intends to use the net proceeds of the offering to repay the outstanding indebtedness under its $750.0 million unsecured line of credit and for other general corporate and working capital purposes.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of November 14, 2011, among the Company, BioMed Realty, L.P. and UBS Securities LLC
5.1	Opinion of Venable LLP
8.1	Opinion of Latham & Watkins LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 8.1 hereto)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 17, 2011

BIOMED REALTY TRUST, INC.

By:	/s/ Greg N. Lubushkin

	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of November 14, 2011, among the Company, BioMed Realty, L.P. and UBS Securities LLC
5.1	Opinion of Venable LLP
8.1	Opinion of Latham & Watkins LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 8.1 hereto)